UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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C4 THERAPEUTICS, INC.

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C4 THERAPEUTICS, INC.

490 Arsenal Way, Suite 200

Watertown, Massachusetts 02472

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To be held June 15, 2021

Notice is hereby given that the 2021 Annual Meeting of Stockholders, or Annual Meeting, of C4 Therapeutics, Inc. will be held online on Tuesday, June 15, 2021, at 9:00 a.m. Eastern Time. You will be able to attend, vote and submit your questions at www.virtualshareholdermeeting.com/CCCC2021. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting. The purpose of the Annual Meeting is the following:

1.

To elect two Class I directors to our Board of Directors, each to serve until the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors. Only C4 Therapeutics, Inc. stockholders of record at the close of business on April 19, 2021, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2020 Annual Report to Stockholders, or 2020 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2020 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By order of the Board of Directors,

Andrew J. Hirsch
President and Chief Executive Officer

Watertown, Massachusetts

April 26, 2021

Table of Contents

Page

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS	1
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL NO. 1 - ELECTION OF TWO CLASS I DIRECTORS	5
PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS C4 THERAPEUTICS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021	10
CORPORATE GOVERNANCE	11
DIRECTOR COMPENSATION	17
EXECUTIVE COMPENSATION	19
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27
PRINCIPAL STOCKHOLDERS	30
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	31
REPORT OF THE AUDIT COMMITTEE	32
HOUSEHOLDING	33
STOCKHOLDER PROPOSALS	33
OTHER MATTERS	33

C4 THERAPEUTICS, INC.

490 Arsenal Way, Suite 200

Watertown, Massachusetts 02472

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

to be held June 15, 2021

This proxy statement contains information about the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of C4 Therapeutics, Inc., which will be held online on June 15, 2021 at 9:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/CCCC2021, where you will be able to vote electronically prior to the Annual Meeting and submit questions. The Board of Directors of C4 Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement the use of “C4 Therapeutics,” “Company,” “our,” “we” or “us” refers to C4 Therapeutics, Inc. and its subsidiary. The mailing address of our principal executive offices is C4 Therapeutics, Inc., 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Internet Availability of Proxy Materials, or Notice. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2020 available to stockholders on or about April 27, 2021.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in October 2020; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 15, 2021: This proxy statement and our 2020 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon written request to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov.

C4 THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 27, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form and the 2020 Annual Report to Stockholders, or 2020 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of these materials, help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 27, 2021. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2020 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice and this proxy statement and our 2020 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Who is soliciting my vote?

Our Board of Directors, or the Board of Directors, is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 19, 2021.

How many votes can be cast by all stockholders?

There were 43,192,698 shares of our common stock, par value $0.0001 per share, outstanding on April 19, 2021, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 19, 2021.

How do I vote?

By Proxy

For our Annual Meeting, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you could vote by mailing your proxy as described in the proxy materials. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on June 14, 2021. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Easter Time on June 14, 2021, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Any written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at C4 Therapeutics, Inc., 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

If a broker, bank or other nominee holds your shares, you must contact that broker, bank or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated By-laws, or our By-laws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against that proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, or By-laws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items.

Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, which means that your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

How may stockholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2022 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 27, 2021. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I learn about the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS

Our Board of Directors currently consists of eight members. In accordance with the terms of our Certificate of Incorporation and By-laws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	The Class I directors are Marc A. Cohen and Kenneth C. Anderson, M.D., and their term will expire at the Annual Meeting;
•	The Class II directors are Alain J. Cohen, Bruce Downey and Glenn Dubin, and their term will expire at the annual meeting of stockholders to be held in 2022; and
•	The Class III directors are Andrew J. Hirsch, Elena Prokupets and Malcolm Salter, and their term will expire at the annual meeting of stockholders to be held in 2023.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our Certificate of Incorporation and By-laws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our Certificate of Incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

Our Board of Directors has nominated Marc A. Cohen and Kenneth C. Anderson, M.D., for election as the Class I directors at the Annual Meeting. Each of the nominees is presently a director and has indicated a willingness to continue to serve as a director, if elected. If any of the nominees becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.

Our priority in selection of members of our Board of Directors is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among members of our Board of Directors and their knowledge of our business and understanding of the competitive landscape.

Nominees for Election as Class I Directors

The following table identifies our Class I directors and sets forth their principal occupations and business experience during the last five years and their ages as of April 26, 2021:

Name	Positions and Offices Held with C4 Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age
Marc A. Cohen	Executive Chairman and Director	2015	Class I - 2021	57
Kenneth C. Anderson, M.D.	Director	2015	Class I - 2021	69

Marc A. Cohen is a co-founder and has served as a member of our Board and as Executive Chairman since our inception in October 2015. He served as our interim Chief Executive Officer from March 2020 through October 2, 2020. Since December 2011, Mr. Cohen has served as the Chairman and co-Chief Executive Officer of Bublup, Inc., an online knowledge-sharing and organization platform, and has served as co-Chief Executive Officer of Cobro Ventures, Inc., an investment management company for technology and biotechnology companies, since October 2013. Mr. Cohen is also the chief executive officer of the Cobro Ventures Opportunities Funds. Mr. Cohen is also Chairman of Frequency Therapeutics, Inc. (Nasdaq: FREQ), a regenerative medicine biotechnology company, a position he has held since September 2016. He also serves as Executive Chairman of Mana Therapeutics, Inc., a biotechnology company developing off-the-shelf cellular therapies for cancer patients, since June 2018, Executive Chairman and Founder of NextRNA, Inc., a biotechnology company focused on developing the next generation of RNA-directed therapeutics, since February 2021, Executive Chairman of OncoPep, Inc., a biotechnology company developing targeted immunotherapeutics, since April 2011, Executive Chairman of Raqia Therapeutics, Inc., a CAR-T cell therapies company for cancer and other diseases, since July 2020 and Executive Chairman of Regenacy Pharmaceuticals, Inc., a biotechnology company developing disease-modifying approaches to treating peripheral neuropathies, since January 2016. Mr. Cohen is also the co-founder of the Dana-Farber Innovations Research Fund, a venture philanthropy fund focused on early-stage research. Mr. Cohen was co-founder and served as Chief Executive Officer and Chairman of OPNET Technologies, Inc., a software company that provided performance management tools for computer networks and applications, from 1986 through its acquisition in 2012. Mr. Cohen holds an M.S. in Electrical Engineering from Stanford University and an A.B. in Engineering Sciences from Harvard University.

We believe the characteristics that qualify Mr. Cohen for service on our Board include his leadership experience and business judgment, his role in leading the growth of our company since its founding and his deep knowledge of our operations and our product candidates.

Kenneth C. Anderson, M.D. is a co-founder and has served as a member of our Board since December 2015. Dr. Anderson has also served as the Kraft Family Professor of Medicine at Harvard Medical School since 2002, as well as Director of the Jerome Lipper Multiple Myeloma Center and Lebow Institute for Myeloma Therapeutics at Dana-Farber Cancer Institute since 2000 and 2007, respectively. Dr. Anderson is a member of the Institute of Medicine of the National Academy of Sciences and served as President of the International Myeloma Society from 2011 until 2015. Dr. Anderson serves on the boards of directors of Mana Therapeutics, Inc., a biotechnology company developing off-the-shelf cellular therapies for cancer patients, since January 2018, OncoPep, Inc. a biotechnology company developing targeted immunotherapeutics, since January 2010, NextRNA, a biotechnology company focused on developing the next generation of RNA-directed therapeutics, since February 2021, Raqia Therapeutics, Inc., a CAR-T cell therapies company for cancer and other diseases, since September 2020, and Starton Therapeutics, Inc., a biotechnology company focused on blood cancer treatments, since September 2020. Dr. Anderson holds an M.D. from Johns Hopkins Medical School, where he also trained in internal medicine, and completed hematology, medical oncology and tumor immunology training at Dana-Farber Cancer Institute.

We believe that Dr. Anderson is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive experience in the life sciences industry.

Each proxy received will be voted in favor of the above nominees unless a contrary specification is made in the proxy. Each of the nominees has consented to serve as a member of our Board of Directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.

The Board of Directors recommends voting “FOR” the election of Marc A. Cohen and Kenneth C. Anderson, M.D. as the Class I directors, each to serve for a three-year term ending at the annual meeting of stockholders to be held in 2024.

Directors Continuing in Office

The following table identifies our Class II and Class III directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 19, 2021:

Name	Positions and Offices Held with C4 Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age
Alain J. Cohen	Director	2015	Class II - 2022	54
Bruce Downey	Director	2015	Class II - 2022	73
Glenn Dubin	Director	2021	Class III - 2022	64
Andrew J. Hirsch	Director, President and Chief Executive Officer	2020	Class III - 2023	50
Elena Prokupets, Ph.D.	Director	2015	Class III - 2023	66
Malcolm Salter	Director	2015	Class III - 2023	81

Alain J. Cohen has served as our director since December 2015. Since October 2013, Mr. Cohen has been the co-Chief Executive Officer of Cobro Ventures, Inc., an investment management company for technology and biotechnology companies. Since December 2011, Mr. Cohen has also been co-Chief Executive Officer of Bublup, Inc., an online knowledge-sharing and organization platform. Mr. Cohen also serves on the board of directors of Mana Therapeutics, Inc., a biotechnology company developing off-the-shelf cellular therapies for cancer patients, since October 2018, and NextRNA Therapeutics, Inc., a biotechnology company focused on developing the next generation of RNA-directed therapeutics, since March 2021. In 1986, Mr. Cohen co-founded and served as President and Chief Technology Officer of OPNET Technologies, Inc., a software company that provided performance management tools for computer networks and applications, through its acquisition in 2012. Mr. Cohen holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.

We believe that Mr. Cohen is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive business experience and knowledge of the life sciences industry.

Bruce Downey has served as our director since December 2015. From 1994 to 2008, Mr. Downey was Chairman and Chief Executive Officer of Barr Pharmaceuticals, Inc. (until its acquisition by Teva in 2008), a global generic pharmaceutical manufacturer. Mr. Downey has served on a part-time basis as a Partner of NewSpring Health Capital II, L.P., a venture capital firm, since April 2009. Prior to Barr Pharmaceuticals, Mr. Downey was a practicing attorney for 20 years, working in both the private sector and for the federal government, including the U.S. Department of Justice and the U.S. Department of Energy. In addition, Mr. Downey has served on the boards of directors of OncoPep, Inc., a biotechnology company focused on developing targeted immunotherapeutics since April 2011 and Cardinal Health, Inc. (NYSE: CAH), a healthcare services company since July 2009. Mr. Downey previously served on the board of directors of Melinta Therapeutics, Inc. (Nasdaq: MLNT), a biopharmaceutical firm, from October 2018 until April 2020, and Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA), a biotechnology company from June 2009 through the sale of the company in October 2020. Mr. Downey holds a B.S. in Economics from Miami University and a J.D. from Ohio State University.

We believe that Mr. Downey is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his global pharmaceutical industry experience.

Glenn Dubin has served as our director since March 2021. Mr. Dubin is the Principal of Dubin & Co., a private investment company based in New York. Since 2012, Mr. Dubin has been a member of the board of directors and lead shareholder of Castleton Commodities International LLC, a global merchant energy company active in the physical and financial commodity markets and infrastructure investing. Mr. Dubin co-founded Highbridge Capital Management LLC, an alternative asset management company that was acquired by JP Morgan Asset Management. Additionally, Mr. Dubin is active in a variety of philanthropic endeavors, including roles as founder and former chair of the board of the Robin Hood Foundation, an organization that applies investment principles to charitable giving, the Mount Sinai Medical Center, where he and his wife, Dr. Eva Andersson-Dubin, established the Dubin Breast Center, a leading institution for breast cancer research and clinical care, and the Museum of Modern Art, where he is a member of the board of trustees.

We believe that Mr. Dubin is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive capital market experience.

Andrew J. Hirsch has served as our President and a member of our Board since September 2020 and as our Chief Executive Officer since October 2, 2020. Since May 2017, Mr. Hirsch has served on the board of directors of Editas Medicine, Inc. (Nasdaq: EDIT), a pharmaceutical company, and also serves as the chair of its audit committee. From September 2016 to September 2020, Mr. Hirsch served as Chief Financial Officer at Agios Pharmaceuticals, Inc., a public pharmaceutical company (Nasdaq: AGIO), including as head of corporate development beginning March 2018. From March 2015 until

August 2016, he served as President and Chief Executive Officer of BIND Therapeutics, Inc., or BIND, a biotechnology company. Prior to being named President and Chief Executive Officer, Mr. Hirsch held several other leadership positions at BIND, including Chief Operating Officer from February 2014 to March 2015, and Chief Financial Officer from July 2012 to March 2015. Prior to joining BIND, Mr. Hirsch was Chief Financial Officer at Avila Therapeutics, Inc., a biotechnology company, from June 2011 until its acquisition by Celgene Corporation in March 2012. From 2002 to 2011, Mr. Hirsch held roles of increasing responsibility at Biogen Inc., including Vice President of Corporate Strategy and M&A and program executive for the Tecfidera development team. He holds an M.B.A. from the Tuck School at Dartmouth College and a B.A. in Economics from the University of Pennsylvania.

We believe that Mr. Hirsch is qualified to serve on our Board because of his extensive leadership and industry-specific experience in a range of strategic and operating roles in the biotech sector.

Elena Prokupets, Ph.D. has served as our director since December 2015. Dr. Prokupets co-founded Lenel Systems International, a security software company, in 1991 and served as its President, CEO and Chairwoman of the Board until its sale to United Technology Corporation in 2005. Dr. Prokupets also co-founded and led Edicon Systems (a division of Eastman Kodak Company) from 1985 to 1990. Dr. Prokupets was on the board of directors of Acetylon Pharmaceuticals, Inc., a pharmaceutical company, from August 2009 until its sale to Celgene Corporation, a subsidiary of Bristol-Myers Squibb (NYSE: BMY), in December 2016, and currently serves on the boards of directors of NextRNA, Inc., a biotechnology company focused on developing the next generation of RNA-directed therapeutics, since February 2021, OncoPep, Inc., a biotechnology company developing targeted immunotherapeutics, since April 2011, and Regenacy Pharmaceuticals, a biotechnology company developing disease modifying approaches to treating peripheral neuropathies, since December 2016. She is a Life Trustee of the University of Rochester. Dr. Prokupets holds an M.S. in Electrical Engineering and a Ph.D. in Computer Science from Saint Petersburg Electrotechnical University, Russia.

We believe that Dr. Prokupets is qualified to serve on our Board because of her experience, qualifications, attributes and skills, including her extensive investment experience in the life sciences and her service as a director of other publicly traded companies.

Malcolm Salter has served as our director since December 2015. Mr. Salter is the James J. Hill Professor, Emeritus, at the Harvard Business School. From the time he joined the Harvard Business School faculty in 1967, his teaching and research have focused on issues of corporate strategy and governance. Mr. Salter currently serves on the boards of directors of NextRNA, Inc., a biotechnology company focused on developing the next generation of RNA-directed therapeutics, since February 2021, and Raqia Therapeutics, Inc., a CAR-T cell therapies company for cancer and other diseases, since September 2020. Mr. Salter is also a co-founder of the Dana-Farber Innovations Research Fund, a venture philanthropy fund focused on early-stage research. From 1986 to 2006, Mr. Salter served as president of Mars & Co., a global strategy-consulting firm. Mr. Salter is a Trustee of the Dana-Farber Cancer Institute. Mr. Salter holds an A.B., M.B.A., and a D.B.A. from Harvard University.

We believe that Mr. Salter is qualified to serve on our Board because of his business background and extensive corporate leadership experience.

Our directors Marc A. Cohen and Alain J. Cohen are brothers. There are no other family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

Executive Officers Who Are Not Directors

The following table identifies our current executive officers who are not directors and sets forth their current positions at C4 Therapeutics and their ages as of April 19, 2021.

Name	Position Held with C4 Therapeutics	Officer Since	Age
Adam S. Crystal	Chief Medical Officer	2019	44
Stewart Fisher	Chief Scientific Officer	2018	54
William T. McKee	Chief Financial Officer and Treasurer	2020	59
Jolie M. Siegel	Chief Legal Officer and Secretary	2020	44

Adam Crystal, M.D., Ph.D. has served as our Chief Medical Officer since February 2019. From May 2014 to February 2019, Dr. Crystal was a Clinical Program Leader, Senior Director, at Novartis Institutes for BioMedical Research, where he led early development trials of molecules such as Novartis AG’s (NYSE: NVS) now approved CDK4/6 inhibitor ribociclib and the selective estrogen receptor degrader LSZ102. Dr. Crystal has been an Assistant in Medicine at the Massachusetts General Hospital since 2013, where he is an oncology attending physician and was also an Instructor in Medicine at Harvard Medical School from 2013 to 2018. From 2010 to 2014, Dr. Crystal was also a laboratory-based researcher at Massachusetts General Hospital where his work on resistance mechanisms to targeted therapies was recognized with the American Society of Clinical Oncology Conquer Cancer Young Investigator Award and was also published in Science. Dr. Crystal trained at Massachusetts General Hospital in internal medicine and then completed fellowship training in medical oncology at the Massachusetts General Hospital Cancer Center and the Dana Farber Cancer Institute in 2013. Dr. Crystal holds an M.D. and a Ph.D. in Neuroscience from the University of Pennsylvania School of Medicine.

Stewart Fisher, Ph.D. has served as our Chief Scientific Officer since May 2018 and served as our Senior Vice President, Discovery Sciences, from May 2016 to April 2018. From January 2014 to April 2016, Dr. Fisher was the Director of Quantitative of Biochemistry and Enzymology at the Broad Institute, a biomedical and genomic research center, where he developed and implemented biochemical plans for therapeutic projects. Prior to the Broad Institute, Dr. Fisher spent over 15 years at AstraZeneca PLC (NYSE: AZN), a research-based biopharmaceutical company, where he was the Executive Director of Infection Bioscience. Dr. Fisher started his industrial career at Hoffmann LaRoche as a Research Scientist from August 1996 to August 1998 in the Department of Metabolic Diseases in Nutley, New Jersey. Dr. Fisher holds a B.A. in Chemistry from the University of Vermont, a Ph.D. in organic chemistry from the California Institute of Technology and completed his academic training as an NIH Postdoctoral Fellow at the Harvard Medical School.

William T. McKee has served as our Chief Financial Officer since April 2020 and, since February 2021, as our corporate Treasurer. Mr. McKee has also served as Chief Executive Officer of MBJC Associates, LLC, a business consulting firm serving pharmaceutical and biotech companies, since February 2010. Mr. McKee served as Chief Operating Officer and Chief Financial Officer of EKR Therapeutics, Inc., from July 2010 to June 2012, when EKR was sold to Cornerstone Therapeutics Inc., a pharmaceutical company. From January 2009 to March 2010, Mr. McKee served as the Executive Vice President, Chief Financial Officer and Treasurer of Barr Pharmaceuticals, Inc., a subsidiary of Teva Pharmaceutical Industries Limited (NYSE: TEVA), or Teva. Mr. McKee was also Executive Vice President and Chief Financial Officer of Barr prior to its acquisition by Teva, having joined the company in 1995. Mr. McKee has served as a director and chairman of the audit committee and member of the compensation committee of Assertio Therapeutics, Inc. (Nasdaq: ASRT), a specialty pharmaceutical company, since March 2017, and has served as a director and chairman of the audit committee of Aileron Therapeutics, Inc. (Nasdaq: ALRN), a biopharmaceutical company, since March 2019. Mr. McKee also serves as a director of Vinci Pharmaceuticals, Inc., a biotechnology company developing specialty ophthalmic products for the retina, since June 2020. Mr. McKee holds a B.B.A. from the University of Notre Dame.

Jolie M. Siegel has served as our Chief Legal Officer since July 2020 and, since February 2021, as our corporate Secretary. In June 2020, Ms. Siegel served as our interim Chief Legal Officer in a consulting capacity. From August 2018 to May 2020, Ms. Siegel served as Vice President, General Counsel and Secretary of Neon Therapeutics, Inc. (Nasdaq: NTGN, as subsequently acquired by BioNTech SE (Nasdaq: BNTX) in May 2020), an immune oncology company, where she was responsible for legal, intellectual property and corporate compliance matters. Ms. Siegel also provided consulting legal services to Neon between March and August 2018. From February 2013 to April 2017, Ms. Siegel served as Senior Vice President, Deputy General Counsel and Assistant Secretary of Intralinks Holdings, Inc. (NYSE: IL, as subsequently acquired by Synchronoss Technologies, Inc. (Nasdaq: SNCR) in January 2017), a technology provider for the global financial and capital markets communities. In this role, Ms. Siegel was responsible for corporate governance, compliance, public company reporting, mergers and acquisition, marketing and finance matters. From 2007 to 2013, Ms. Siegel was a partner at Choate, Hall & Stewart LLP, or Choate, a law firm, where she worked on corporate transactional, securities and general business matters, with an emphasis on private equity, venture capital and high-growth companies. From 2005 to 2007, Ms. Siegel was an associate at Choate and, from 2001 to 2005, Ms. Siegel was an associate at Testa, Hurwitz & Thibeault, LLP, a law firm, where she was a member of the business practice group. Ms. Siegel holds a J.D. from the University of Pennsylvania Law School and a B.A. in Political Science from the University of Pennsylvania.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS C4 THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2021

C4 Therapeutics’ stockholders are being asked to ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. KPMG LLP has served as our independent registered public accounting firm since 2016.

The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of C4 Therapeutics and its stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

C4 Therapeutics incurred the following fees from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2020 and 2019.

	2020	2019
Audit fees (1)	$1,347,944	$565,643
Audit-related fees	—	—
Tax fees (2)	53,500	84,136
All other fees	—	—
Total fees	$1,403,464	$651,798

(1)

Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements, and review of the registration statement on Form S-1 for our IPO, as well as related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of fees for professional services, including tax consulting and compliance.

Audit Committee Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee, or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2020 and 2019 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policies and procedures described above.

The Board of Directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

CORPORATE GOVERNANCE

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. The committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board of Directors:

•	High standards of personal and professional ethics and integrity,
•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment,
•	Skills that are complementary to those of the existing members of the Board of Directors,
•	The ability to assist and support management and make significant contributions to the Company’s success, and
•

An understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices not less than 120 calendar days prior to the date on which the Company’s proxy statement was released to stockholders in connection with its previous year’s annual meeting. Stockholder recommendations should be accompanied by the following information:

•	The name and address of record of the stockholder;
•

A representation that the stockholder is a record holder of the Company’s securities or, if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

•

The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the recommended director candidate;

•

A description of the qualifications and background of the recommended director candidate that addresses the criteria for membership on the Company’s Board of Directors as approved by the Board of Directors from time to time and set forth in the Nominating and Corporate Governance Committee’s charter (a copy of which is available on the corporate governance section of our website, https://ir.c4therapeutics.com/corporate-governance);

•	A description of all arrangements or understandings between the stockholder and the recommended director candidate;
•	The consent of the recommended director candidate (i) to be named in the proxy statement for the Company’s next meeting of stockholders and (ii) to serve as a director if elected at that meeting; and
•	Any other information regarding the recommended director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Stockholder proposals should be addressed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our By-laws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” in this proxy statement for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board of Directors has determined that all members of the Board of Directors, except Andrew J. Hirsch, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making this independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers other than between Marc A. Cohen and Alain J. Cohen, who are brothers. Andrew J. Hirsch is not an independent director under these rules because he is an executive officer of our company.

Board Committees

Our Board of Directors has established an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these standing committees operates under a charter that satisfies the applicable standards of Nasdaq and the SEC. Each of these committees reviews its charter at least annually. A current copy of the charter for each of these standing committees is posted on the corporate governance section of our website, https://ir.c4therapeutics.com/corporate-governance.

Audit Committee

Bruce Downey, Elena Prokupets, Ph.D. and Malcolm Salter serve on our Audit Committee, which is chaired by Mr. Salter. Our Board of Directors has determined that all of the members of our Audit Committee are “independent” for Audit Committee purposes, as that term is defined in the rules of the SEC and the current listing standards of Nasdaq, and each of our Audit Committee members has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Mr. Salter as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2020, the Audit Committee met nine times. The report of the Audit Committee is included in this proxy statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include, among others:

•	appointing, approving the compensation of, assessing the independence of and overseeing the work of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•

reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements, including the independent audit firm’s audit staffing plans;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•

recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing quarterly earnings releases.

All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Compensation Committee

Marc A. Cohen, Alain J. Cohen and Bruce Downey serve on our Compensation Committee, which is chaired by Mr. Marc Cohen. Our Board of Directors has determined that all of the members of the Compensation Committee are “independent” for Compensation Committee purposes, as that term is defined in the rules of the SEC and the current listing standards of Nasdaq. During the fiscal year ended December 31, 2020, the Compensation Committee met three times. The Compensation Committee’s responsibilities include, but are not limited to:

•	annually reviewing and recommending to the Board of Directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•

evaluating the performance of our Chief Executive Officer in light of those corporate goals and objectives and recommending to the Board of Directors the equity and non-equity compensation of our Chief Executive Officer;

•	reviewing and approving the cash and non-cash compensation of our senior leadership team;
•	overseeing our overall management compensation, philosophy and policy;
•	administering our equity compensation plans;
•	evaluating and assessing potential and current compensation advisors to the committee in accordance with the independence standards identified in the applicable Nasdaq rules;
•	reviewing and making recommendations to the Board with regard to our policies and procedures for the grant of equity-based awards and the size of equity-based plans;
•	reviewing and recommending to the Board of Directors the compensation of our directors;
•	preparing the Compensation Committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and
•	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

The Compensation Committee engaged Radford, an Aon company, or Radford, to provide it with executive and director compensation consulting services. In 2020, Radford provided services to the Compensation Committee that included providing information and data on current trends and developments in executive and director compensation, analyzing benchmarking data, suggesting peer group selection criteria and evaluating and making recommendations on the composition of our compensation peer group. Radford also provided information to the Compensation Committee on its independence and the Compensation Committee evaluated whether any of the work performed by Radford during 2020 raised any conflict of interest, determining that it did not.

 Nominating and Corporate Governance Committee

Marc A. Cohen, Elena Prokupets and Malcolm Salter serve on our Nominating and Corporate Governance Committee, which is chaired by Mr. Marc Cohen. Our Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are “independent” as defined under current listing standards of Nasdaq. During the fiscal year ended December 31, 2020, the Nominating and Corporate Governance Committee met one time. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;
•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;
•	reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the Board of Directors;
•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the committees of the Board of Directors;
•

reviewing and periodically reassessing the adequacy of our corporate governance guidelines and our code of business conduct and ethics and, when appropriate, recommend updates to the Board of Directors for approval;

•	reviewing and assessing management and Board of Directors succession planning; and
•	overseeing the evaluation of our Board of Directors and its committees.

The Nominating and Corporate Governance Committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our By-laws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors and of management will be requested to take part in the process, as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management through the use of search firms or other advisors, the recommendations submitted by stockholders or such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and factoring in the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

 Board and Committee Meetings Attendance

The full Board of Directors met six times during 2020. During 2020, each member of the Board of Directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. We did not hold an annual meeting of stockholders in 2020.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits, without prior approval, our executive officers, directors, designated employees, certain designated consultants and contractors, along with their respective affiliates – a group we refer to as our “insiders” – from engaging in short sales, purchases or sales of derivative transactions or hedging transactions of our stock, purchases or sales of puts, calls or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership of any of our securities or purchases or sales of any opportunity, direct or indirect, to profit from any change in the value of our securities, or other hedging transactions. In addition, our insider trading policy expressly prohibits our insiders from borrowing against company securities held in a margin account, or, without prior approval, pledging our securities as collateral for a loan.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers, employees and certain designated agents, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is posted on the corporate governance section of our website, which is located at https://ir.c4therapeutics.com/corporate-governance. If we make any substantive amendments to, or grant any waivers from, our Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of that amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of Chairman of the Board is separated from the role of Chief Executive Officer, with Marc A. Cohen serving as our Executive Chairman. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Executive Chairman to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as Chairman of the Board, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our By-laws and our corporate governance guidelines do not require that the Chairman of the Board and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

 Risk is inherent to every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees, copies of which can be found on the corporate governance section of our website, https://ir.c4therapeutics.com/corporate-governance.

The full Board of Directors (or the appropriate committee of the Board of Directors in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. When a committee of our Board of Directors is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next meeting of the Board of Directors. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Members of our Board of Directors

Any interested party with concerns about our company may report those concerns to the Board of Directors or the Chairman of our Board of Directors and/or the Nominating and Corporate Governance Committee by submitting a written communication to the attention of that individual director at the following address:

c/o C4 Therapeutics, Inc.

490 Arsenal Way, Suite 200

Watertown, Massachusetts 02472

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

A copy of any written communication of this nature may also be forwarded to our legal counsel and retained for a reasonable period of time. A director receiving a communication of this nature may discuss the matter with our legal counsel, independent advisors, non-management directors or our management or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints we receive regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We also have established a toll-free telephone number for the reporting of these types of activity, which is (877) 346-6134, and a website for the submission of these types of reports, which is www.whistleblowerservices.com/CCCC.

DIRECTOR COMPENSATION

The table below shows all compensation earned by our non-employee directors during the fiscal year ended December 31, 2020. During the fiscal year ended December 31, 2020, we did not provide any compensation to Andrew J. Hirsch, our President and Chief Executive Officer and a director, for his service as a director. Compensation paid to Mr. Hirsch as an executive officer during 2020 is set forth under “Executive Compensation - Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Kenneth C. Anderson, M.D.	$27,500	$209,240	$236,740
Bihua Chen (3)	18,750	—	18,750
Alain J. Cohen	32,500	209,240	241,740
Marc A. Cohen (4)	69,500	9,063,399	9,132,899
Bruce Downey	38,125	209,240	247,365
Glenn Dubin (5)	—	—	—
John L. Eastman (6)	13,038	—	13,038
Elena Prokupets Ph.D.	34,125	209,240	243,365
Malcolm Salter	47,250	209,240	256,490
William M. Scalzulli (7)	13,038	—	13,038

(1)	Amounts represent annual cash compensation earned for services rendered by members of our Board of Directors and the committees thereof during the fiscal year ended December 31, 2020.
(2)

Amounts reflect the aggregate grant date fair value of option awards granted during the year calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation. See Note 11 to our audited consolidated financial statements appearing in our 2020 Annual Report for assumptions underlying the valuation of equity awards. Unless otherwise specified, these awards were granted pursuant to our Non-employee Director Compensation Policy upon the effectiveness of the Company’s registration statement on October 1, 2020, whereby each non-employee director was granted an annual stock option award to purchase 17,786 shares of our common stock that will vest in full on the date of our 2021 Annual Meeting of stockholders, which is scheduled for June 15, 2021, subject to continued service as a director through such vesting date.

(3)	Ms. Chen resigned from our Board of Directors, effective as of October 1, 2020.
(4)

In addition to the grant he received as a member of our Board of Directors, Mr. Cohen was also granted option award to purchase 725,002 of our common stock in recognition of his past and future service as our Executive Chairman and our interim Chief Executive Officer during 2020, 12.5% of which award vested on April 1, 2021 and the balance of which award vests in 14 equal quarterly installments thereafter. Because Mr. Cohen served as interim Chief Executive Officer for a portion of 2020, Mr. Cohen’s compensation that he earned as a director is also being reported in the “Executive Compensation - Summary Compensation Table” below.

(5)	Mr. Dubin joined our Board of Directors in March 2021 and therefore did not receive any director compensation in 2020.
(6)	Mr. Eastman resigned from our Board of Directors, effective as of June 5, 2020.
(7)	Mr. Scalzulli resigned from our Board of Directors, effective as of June 5, 2020.

Under our Non-employee Director Compensation Policy, as amended and restated to date, we pay our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member, with the chairman of each committee receiving a higher retainer. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, with the amount of these payments prorated for any portion of a quarter that a director is not serving on our Board of Directors or a Board committee. Directors may elect to receive unrestricted shares of our common stock in lieu of any cash retainers. Under our Non-employee Director Compensation Policy, the fees paid to non-employee directors for service on the Board of Directors and for service on each Board committee on which the director is a member are as follows:

Annual Retainer
Board of Directors:
All non-employee members	$35,000
Additional retainer for Chairman of the Board	30,000
Audit Committee:
Chairman	15,000
Non-chairman members	7,500
Compensation Committee:
Chairman	10,000
Non-chairman members	5,000
Nominating and Corporate Governance Committee:
Chairman	8,000
Non-chairman members	4,000

Each non-employee director may elect to receive all or a portion of her or his cash compensation in the form of unrestricted shares having a grant date fair value equal to the amount (or portion thereof) of such compensation. Any such election (i) shall be made (x) for any continuing non-employee director, before the start of the calendar year with respect to any cash compensation for such calendar year and (y) for any new non-employee director, within 30 days of her or his election to the Board, (ii) shall be irrevocable with respect to such calendar year and (iii) shall automatically apply to the cash compensation for each subsequent calendar year unless otherwise revoked prior to the start of such calendar year.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Director and committee meetings.

In addition, under our Non-employee Director Compensation Policy, as amended and restated to date, each non-employee director, upon his or her initial election to our Board of Directors, receives an option to purchase 41,200 shares of our common stock. Each of these options vests as to 33% on the first anniversary of the date of grant, with the remainder to vest quarterly for the subsequent two years, subject to continued service as a director through such vesting dates. On the date of each annual meeting of stockholders of our company, each continuing non-employee member of the Board of Directors, other than a director receiving an initial equity award or a director whose tenure in office as of the date of the annual meeting is less than six months, is granted a non-qualified stock option to purchase 23,500 shares of common stock or such lesser number as represents not more than $750,000 in grant date fair value, which vests and becomes fully exercisable upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders following the date of grant, subject to continued service as a director through such date. The exercise price of these options is equal to the fair market value of our common stock on the date of grant.

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2020 are:

•	Andrew J. Hirsch, our current President and Chief Executive Officer;
•	Marc A. Cohen, who served as our interim Chief Executive Officer from March to October 2020;
•	Andrew Phillips, Ph.D., who served as our Chief Executive Officer from January to March 2020;
•	William T. McKee, our Chief Financial Officer; and
•	Adam S. Crystal, M.D., Ph.D., our Chief Medical Officer.

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Andrew J. Hirsch	2020	$167,850	(3)	$—		$20,659,713		$98,800	$5,608	(4)	$20,931,971
President & Chief Executive Officer	2019	—		—		—		—	—		—
Marc A. Cohen	2020	—		—		9,063,399	(5)	—	69,500	(5)	9,132,899
Interim Chief Executive Officer	2019	—		—		—		—	—		—
Andrew Phillips, Ph.D.	2020	94,500	(6)	—		—		—	523,775	(6)	618,275
Former President & Chief Executive Officer	2019	520,000		—		3,377,316		260,000	36,359		4,193,675
William T. McKee (7)	2020	—		—		1,025,271		—	1,074,474	(7)	2,099,745
Chief Financial Officer	2019	—		—		—		—	—		—
Adam S. Crystal, M.D., Ph.D.	2020	409,750		61,000	(8)	941,770		184,800	6,000	(4)	1,603,320
Chief Medical Officer	2019	344,250		100,000		1,118,835		120,488	6,373		1,689,946

(1)

Amounts reflect the aggregate grant date fair value of option awards granted during the year calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of option awards, see Note 11 to our audited consolidated financial statements appearing in our 2020 Annual Report. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.

(2)

The amounts reported represent annual bonuses based upon the achievement of company and individual performance objectives for the years ended December 31, 2020 and 2019, which were paid in February 2021 and 2020, respectively.

(3)

The salary reported for Mr. Hirsch reflects the salary earned following his start date, which was in September 2020. Mr. Hirsch also serves as a member of our Board of Directors but does not receive any additional compensation for his service as a director.

(4)	Represents the Company's 401(k) matching contributions. For 2020, Mr. Hirsch and Dr. Crystal received $5,608 and $6,000 in 401(k) matching contributions, respectively.
(5)

The amount reported as option awards represents the grant date fair value of option awards granted to Mr. Cohen in his capacity as a member of our Board of Directors and as Executive Chairman and the amount reported as all other compensation represents cash fees paid to Mr. Cohen for such service. These amounts are also reflected in the Director Compensation Table set forth above and are repeated in this table only because Mr. Cohen served as our interim Chief Executive Officer for a portion of the fiscal year ended December 31, 2020. Mr. Cohen did not receive additional compensation in his capacity as our interim Chief Executive Officer during the fiscal year ended December 31, 2020.

(6)

The salary reported for Dr. Phillips reflects the salary earned through March 3, 2020, which was his final day of employment with us. The amount reported as all other compensation for Dr. Phillips in 2020 includes $504,700 of severance payments made to him in 2020 per the terms of the separation agreement we entered into with him in April

2020, which provides that we will provide Dr. Phillips with: (i) base salary continuation at 100% of his final annual base salary of $546,000 for a period of 12 months commencing on March 3, 2020, plus base salary continuation at 50% of that rate for an additional six months; and (ii) a pro-rated annual bonus assuming target performance for 2020, which equaled $52,500. In addition to these severance benefits, all other compensation for Dr. Phillip for 2020 also includes $8,838 in commuting costs, $6,331 reimbursement for taxes related to those commuting costs, and $3,906 of 401(k) matching contributions. These amounts do not reflect an additional $851,432 paid to Dr. Phillips (prior to any applicable taxes) for the repurchase of his vested shares and cancellation of vested and unexercised stock options.

(7)

Mr. McKee provides services to us as our Chief Financial Officer under a consultation agreement, dated March 31, 2020, with MBJC Associates, LLC, or MBJC. All other compensation for Mr. McKee reflects cash compensation of $429,966 that we paid to MBJC for services rendered during the course of the fiscal year ended December 31, 2020 and $644,508 for a one-time, discretionary bonus that we also paid to MBJC in connection with the completion of our initial public offering. Mr. McKee did not participate in our 401(k) plan as he is a contractor, not an employee.

(8)

In April 2020, we entered into a letter agreement with Dr. Crystal, pursuant to which he is entitled to receive incentive bonuses equal to $61,000, payable on each of the first payroll date occurring in May 2020 and in October 2021, subject to his continued employment through each such date. The amount reported represents the first such payment made in May 2020. If Dr. Crystal’s employment is terminated for cause prior to the second payment date in October 2021, he shall be required to repay such amount.

Narrative to Summary Compensation Table

Our executive compensation program is designed to align compensation with business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to our long-term success. Our Board of Directors and Compensation Committee review compensation annually for our executives. In 2020, the compensation for our executives primarily consisted of a base salary, an annual cash incentive bonus opportunity, equity compensation in the form of stock options and health and welfare benefits. Pursuant to their employment agreements, our executives are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus or long-term incentives.

Annual Base Salary

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by our Board of Directors taking into account each individual’s role, responsibilities, skills and experience. Base salaries for our named executive officers are reviewed annually by our Compensation Committee, typically in connection with our annual performance review process, and adjusted from time to time, based on the recommendation of the Compensation Committee, to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

For the fiscal year ended December 31, 2020, the rate of base salary for each of our named executive officers who was an employee was as set forth in the following table:

Name	2020 Base Salary
Andrew J. Hirsch	$560,000
Andrew Phillips, Ph.D.	546,000
Adam S. Crystal, M.D., Ph.D.	420,000

Marc A. Cohen did not receive any salary in connection with his service as our interim Chief Executive Officer between March and October 2020.

In addition to the base salary information listed above for our named executive officers, under a consultation agreement dated March 31, 2020, we paid MBJC in consideration of the services rendered by William T. McKee as our Chief Financial Officer, cash compensation of at a rate of $350 per hour for services rendered during the course of the fiscal year ended December 31, 2020, capped at a monthly amount not to exceed $50,000 (prorated for any partial month). In addition, we paid a one-time, discretionary bonus to MBJC based on Mr. McKee’s services and in connection with the completion of our initial public offering, which is described below under “Executive Compensation – Narrative to Summary Compensation Table – Annual Cash Incentive Bonus.”

Annual Cash Incentive Bonus

Our annual bonus program is intended to reward our named executive officers for meeting objective or subjective performance goals for a fiscal year. From time to time, our Board of Directors or Compensation Committee may approve annual bonuses for our named executive officers based on individual performance, company performance or as otherwise determined appropriate.

For the fiscal year ended December 31, 2020, the bonus targets for each of our named executive officers who were employees were as set forth in the following table:

Name	Target Bonus (% of base salary)
Andrew J. Hirsch	55%
Andrew Phillips, Ph.D.	50%
Adam S. Crystal, M.D., Ph.D.	40%

As a consultant, Mr. McKee was not eligible for an annual performance bonus. However, in December 2020, in recognition of the completion of our initial public offering and as contemplated in the consultation agreement we entered into with MBJC in March 2020, we paid MBJC a one-time, discretionary bonus of $644,508 based on the services Mr. McKee provided to us.

Long-term Equity Incentives

Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance.

 Outstanding Equity Awards at 2020 Fiscal Year End Table

The following table presents information regarding all outstanding stock options held by each of our named executive officers on December 31, 2020:

	Option Awards (1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Andrew J. Hirsch	10/01/20	10/01/20	—	1,691,672	(1)	—	$19.00	09/30/30
Marc A. Cohen	07/13/16	06/30/16	536	3,210	(2)	—	2.11	07/12/26
	10/01/20	10/01/20	—	725,002	(3)	—	19.00	09/30/30
	10/01/20	10/01/20	—	17,786	(4)	—	19.00	09/30/30
William T. McKee	07/03/20	07/01/20	24,693	271,628	(5)	—	4.98	07/02/30
Adam S. Crystal, M.D., Ph.D.	04/09/19	02/14/19	91,897	143,360	(6)	—	6.50	04/08/29
	07/03/20	06/05/20	19,810	178,298	(7)	—	4.98	07/02/30
	07/09/20	06/05/20	7,408	66,672	(7)	—	4.98	07/08/30

(1)

This award vests over four years, with 12.5% vesting on the six-month anniversary of the vesting commencement date and the remainder of the award vesting in 14 equal quarterly installments thereafter, subject to Mr. Hirsch’s continued service relationship with us on each vesting date.

(2)

This award vests over eight years, with 12.5% having vested on the six-month anniversary of the vesting commencement date and the remainder of the award continuing to vest in 28 equal quarterly installments thereafter, subject to Mr. Cohen’s continued service relationship with us on each vesting date.

(3)

This award vests over four years, with 12.5% vesting on the six-month anniversary of the vesting commencement date and the remainder of the award vesting in 14 equal quarterly installments thereafter, subject to Mr. Cohen’s continued service relationship with us on each vesting date.

(4)

This award vests in full on the date of our 2021 Annual Meeting of Stockholders, which is scheduled for June 15, 2021, subject to Mr. Cohen’s continued service relationship with us through such vesting date.

(5)

The awards vests in 60 equal monthly installments starting on the one-month anniversary of the vesting commencement date, subject to Mr. McKee’s continued service relationship with us, through MBJC, on each vesting date.

(6)

This award vests over five years, with 25% having vested on the first anniversary of the vesting commencement date and the remainder continuing to vest in 16 equal quarterly installments thereafter, subject to Dr. Crystal’s continued service relationship with us on each vesting date.

(7)

These awards vest in 20 equal quarterly installments starting on the three-month anniversary of the vesting commencement date, subject to Dr. Crystal’s continued service relationship with us on each vesting date.

Employment, Consulting, Severance and Change in Control Arrangements with our Current Named Executive Officers

In September 2020, we entered into employment agreements with each of our current named executive officers who is an employee, each of whom is employed at will. Each of our named executive officers who is or was an employee has also entered into a standard form agreement with us with respect to confidential information and assignment of intellectual property. In addition, the consultation agreement with MBJC under which we receive the services of Mr. McKee includes similar covenants with respect to confidential information and assignment of intellectual property. Among other things, each of these agreements obligates the named executive officer to refrain from disclosing any of our proprietary information received during the course of his or her employment with or consulting engagement by us and to assign to us any inventions conceived or developed during the course of his or her employment or consulting engagement. The agreements with our named executive officers who are employees also provide that, during the period of the named executive officer’s employment and for twelve months thereafter, the named executive officer will not solicit our employees, consultants, customers or suppliers. The consultation agreement under which we engage Mr. McKee provides that, during the term of the agreement and for a period of twenty-four months following the conclusion of the agreement term, neither MBJC nor Mr. McKee will solicit our employees, consultants, vendors, suppliers or strategic partners.

Andrew J. Hirsch

On September 6, 2020, we entered into an employment agreement with Mr. Hirsch, our current President and Chief Executive Officer, pursuant to which we hired Mr. Hirsch to be our President and, effective on the date after the pricing of our initial public offering, our Chief Executive Officer. Under this agreement, in 2020, Mr. Hirsch received an annual base salary of $560,000 and was eligible to receive an annual cash incentive bonus with a target amount of 55% of his then current base salary, in each case subject to periodic review and adjustment by our Board of Directors or Compensation Committee. Mr. Hirsch is also eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans.

Under Mr. Hirsch’s employment agreement, if Mr. Hirsch’s employment is terminated by us without “cause” or Mr. Hirsch resigns for “good reason” (as each of these terms is defined in his employment agreement), in each case other than in connection with a “change in control” (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to one times his base salary plus a pro rata portion of his target annual bonus, payable in accordance with the Company’s normal payroll procedures over the 12-month period following the date of termination, and (ii) subject to Mr. Hirsch’s copayment of premium amounts at the applicable active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to Mr. Hirsch had he remained employed until the earliest of 12 months following his termination date, his eligibility for group health coverage through another employer, or the cessation of his eligibility for COBRA continuation of health coverage.

Mr. Hirsch’s employment agreement also provides that, in lieu of the payments and benefits described above, if Mr. Hirsch’s employment is terminated by us without cause or Mr. Hirsch resigns for good reason, in either case upon, immediately prior to, or within 18 months following a change in control, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 1.5 times the sum of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus his target annual bonus in effect immediately prior to the change in control (or his target bonus in effect immediately prior to the change in control, if higher); (ii) subject to Mr. Hirsch’s copayment of premium amounts at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to Mr. Hirsch had he remained employed until the earliest of 18 months following his termination date, his eligibility for group health coverage through another employer, or the cessation of his eligibility for COBRA continuation of health coverage; and (iii) full acceleration of all equity awards held by Mr. Hirsch, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of termination. To the extent the parties to a sale event do not provide for the assumption, continuation or substitution of Mr. Hirsch’s equity awards, Mr. Hirsch is entitled to receive full acceleration of his equity awards upon the sale event, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of the sale event.

However, in the event that any compensation or payments payable to Mr. Hirsch would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, or would be subject to the related excise tax under Section 4999 of the Code, then Mr. Hirsch’s employment agreement provides that he will receive either the full amount of the severance payments and benefits described above or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever result in the greater amount of after-tax benefits to Mr. Hirsch.

Adam S. Crystal, M.D., Ph.D.

On September 21, 2020, we entered into an employment agreement with Dr. Crystal, our Chief Medical Officer, pursuant to which, from and after that date, Dr. Crystal received an annual base salary for 2020 of $420,000 and was eligible to receive an annual cash incentive bonus with a target amount of 40% of that rate of base salary for 2020, in each case, subject to review and adjustment by our Board of Directors or Compensation Committee. Dr. Crystal is also eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans.

The employment agreement in place with Dr. Crystal provides that, in the event that Dr. Crystal’s employment is terminated by us without “cause” or Dr. Crystal resigns for “good reason” (as each of these terms is defined in Dr. Crystal’s  employment agreement), in each case other than in connection with a “change in control” (as defined in Dr. Crystal’s employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, Dr. Crystal will be entitled to receive (i) an amount equal to one times his base salary plus, at the discretion of our Board of Directors and upon the recommendation of our Compensation Committee, a pro rata portion of his target annual bonus, payable in accordance with the Company’s normal payroll procedures over the 12-month period following the date of termination, and (ii) subject to Dr. Crystal’s copayment of premium amounts at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to Dr. Crystal had he remained employed until the earliest of 12 months following his termination date, his eligibility for group health coverage through another employer, or the cessation of his eligibility for COBRA continuation of health coverage.

The employment agreements in place with Dr. Crystal also provides that, in lieu of the payments and benefits described above, if Dr. Crystal’s employment is terminated by us without cause or Dr. Crystal resigns for good reason, in either case upon, immediately prior to, or within 12 months following a change in control, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, Dr. Crystal will be entitled to receive (i) a lump sum cash payment equal to one times the sum of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus his target bonus in effect immediately prior to the change in control (or his target bonus in effect immediately prior to the change in control, if higher); (ii) subject to Dr. Crystal’s copayment of premium amounts at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to Dr. Crystal had he remained employed until the earliest of 12 months following his termination date, his eligibility for group health coverage through another employer, or the cessation of his eligibility for COBRA continuation of health coverage; and (iii) full acceleration of all equity awards held by Dr. Crystal, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of termination. To the extent the parties to a sale event do not provide for the assumption, continuation or substitution of Dr. Crystal’s equity awards, Dr. Crystal is entitled to receive full acceleration of his equity awards upon the sale event, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of the sale event.

However, in the event that any compensation or payments payable to Dr. Crystal would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, or would be subject to the related excise tax under Section 4999 of the Code, then Dr. Crystal’s employment agreement provides that he will receive either the full amount of the severance payments and benefits described above or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever result in the greater amount of after-tax benefits to Dr. Crystal.

William T. McKee

On March 31, 2020, we entered into a consultation agreement with MBJC pursuant to which MBJC agreed to make William T. McKee available to us as our Chief Financial Officer for an initial term of 12 months, or the initial term, and for additional monthly periods thereafter until the agreement is terminated by either party on 30 days’ prior written notice. Under this consultation agreement, we pay MBJC an hourly consulting fee of $350, subject to a monthly fee cap of $50,000 (prorated for any partial months). In addition to this cash compensation, under this consultation agreement, MBJC was also eligible to receive a one-time, discretionary cash bonus if we successfully completed an initial public offering during the term of the agreement, with the amount of that bonus to be determined by our Board of Directors and not to exceed an amount equal to 0.1% (one tenth of one percent) of the “Pre-Money IPO Valuation” (as that term is defined in the consultation agreement). In December 2020, our Board of Directors approved the payment of a bonus under this provision in the amount of $644,508.

Pursuant to the consultation agreement, Mr. McKee also received a stock option, granted in July 2020, to purchase up to 296,321 shares of our common stock that vests in sixty monthly installments, so long as he remains, through MBJC, in a continuous service relationship with us on each applicable vesting date, and subject in all respects to the terms and conditions of our 2015 Stock Option and Grant Plan and the applicable stock option award agreement. Under the consultation agreement, if we terminate MBJC’s relationship with us for any reason other than “cause” (as that term is defined in the consultation agreement), any shares that had vested under this stock option award shall remain exercisable for (A) a period of 18 months following the later of (x) the last day of MBJC’s service relationship with the Company, or (y) March 31, 2021, or (B) until the 10-year anniversary of the grant date of the stock option, whichever occurs earlier. In addition, this consultation agreement provides that, in the event of a “sale event” (as that term is defined in the 2015 Stock Option and Grant Plan), (x) if this stock option award is not assumed or continued by us or our successor entity, then the shares with respect to the then‐outstanding term of the consultation agreement shall be deemed vested and exercisable in full immediately prior to the closing of such sale event if and only if MBJC continues to have a service relationship with us at the time of closing of that transaction, and otherwise, (y) if this stock option award or the shares exercisable thereunder are assumed or continued by us or our successor entity, then the shares covered by this stock option award with respect to the then‐outstanding term of the consultation agreement shall be deemed vested in full upon the date on which the Mr. McKee’s service relationship with us and its subsidiaries or successor entity, through MBJC, terminates if (i) that termination occurs by us without cause and (ii) that termination is during the then‐outstanding term of the consultation agreement.

Separation Arrangements with Andrew Phillips, Ph.D.

Following his departure from the company in March 2020, in April 2020, we entered into a separation agreement with Andrew Phillips pursuant to which we provided Dr. Phillips with the following severance benefits:

•

Continued cash compensation at Dr. Phillips’ final base salary rate of $546,000 for a period of 12 months, plus continued cash compensation at 50% of Dr. Phillips final base salary rate for the subsequent six months;

•

Subject to Dr. Phillips’s copayment of premiums at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to Mr. Phillips had he remained employed until the earliest of 12 months following his termination date, his eligibility for group health coverage through another employer, or the cessation of his eligibility for COBRA continuation of health coverage; and

•	A pro-rata bonus for the 2020 fiscal year equal to $52,000.

In addition, in connection with his departure, and in exchange for a total payment of $851,432 (prior to any applicable taxes), we repurchased all of the shares of our common stock that Dr. Phillips had previously purchased upon the exercise of vested stock options and provided a buy-out payment in exchange for the cancellation of Dr. Phillips’ vested and unexercised stock options.

In exchange for these severance benefits and equity-related payments, Dr. Phillips provided us with a complete general release of claims and agreed to be bound by ongoing obligations of non-disparagement, non-disclosure, non-solicitation, and non-competition. Per Dr. Phillips’ separation agreement, these non-solicitation and non-competition obligations apply for a period of 18 months from March 3, 2020 and reflect a broadened field of interest and geographic scope.

Compensation Arrangements with Marc A. Cohen as Interim Chief Executive Officer

Marc Cohen did not receive any cash compensation in connection with his service as our interim Chief Executive Officer during 2020. Effective on October 1, 2020, the final date on which he served as our interim Chief Executive Officer, we granted to Mr. Cohen a stock option to purchase up to 725,002 shares of our common stock at an exercise price of $19 per share, 12.5% of which vested and became exercisable on April 1, 2021 and the remainder of which shall vest in 14 equal quarterly installments thereafter.

Additional Narrative Disclosure

401(k) Savings Plan. We maintain a tax-qualified, 401(k) retirement plan for eligible employees, including our executive officers, in the United States. Under our 401(k) plan, employees may elect to defer up to 90% of their eligible compensation on a pre-tax or Roth after-tax basis, subject to applicable annual limits set pursuant to the Internal Revenue Code of 1986, as amended, or the Code. We provide an employer match on employee contributions to the 401(k) plan of up to 100% on the first $6,000 of the employee’s contributions. Employees are 100% vested in their contributions to the 401(k) plan and employer matching contributions are vested over a three-year period. The 401(k) plan is intended to be qualified under Section 401(a) of the Code so that pre-tax contributions by employees, and income earned on those contributions, are not taxable to employees until distributed from the 401(k) plan.

Health and Welfare Benefits. All of our full-time employees, including our executive officers, are eligible to participate in certain medical, disability and life insurance benefit programs we offer. We pay the premiums for group term life insurance and short- and long-term disability insurance for all of our eligible employees, including our executive officers. We also provide all eligible employees, including our executive officers, with a health savings and/or a flexible spending account. Paid time off benefits, which include flexible vacation, sick time and holidays, are also provided to all eligible employees, including our executive officers. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short- and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in First Column)
Equity compensation plans approved by stockholders (1)	5,029,364	(2)	$12.72	4,288,812
Equity compensation plans not approved by stockholders	—		—	—
Total	5,029,364		$12.72	4,288,812

(1)	Includes the following plans: our 2015 Stock Option and Grant Plan, our 2020 Stock Option and Incentive Plan and our 2020 Employee Stock Purchase Plan.
(2)

As of December 31, 2020, a total of 8,880,367 shares of our common stock had been reserved for issuance pursuant to the 2020 Stock Option and Incentive Plan, which number excludes the 2,152,981, shares that were added to the plan as a result of the automatic annual increase on January 1, 2021. The 2020 Stock Option and Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the Compensation Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2020 Stock Option and Incentive Plan and the 2015 Stock Option and Grant Plan will be added back to the shares of common stock available for issuance under the 2020 Stock Option and Incentive Plan. The Company no longer makes grants under the 2015 Stock Option and Grant Plan. As of December 31, 2020, a total of 437,809 shares of our common stock had been reserved for issuance pursuant to the 2020 Employee Stock Purchase Plan, which number excludes the 430,596 shares that were added to the plan as a result of the automatic annual increase on January 1, 2021. The 2020 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by the lesser of 656,714 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the 2020 Employee Stock Purchase Plan administrator. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive compensation” and “Director compensation” in this proxy statement and the transactions described below, since January 1, 2019, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2019 and 2020) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Compensation arrangements for our named executive officers and our directors are described elsewhere in this prospectus under the heading “Executive Compensation.”

Participation in our Initial Public Offering

Our existing stockholders, including certain affiliates of our directors, purchased shares of our common stock in our initial public offering, including through our directed share program, at the initial public offering price of $19.00. The following table sets forth the number of shares of our common stock purchased by directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Cash Purchase Price
Perceptive Advisors, LLC (1)	900,000	$17,100,000
DF Investment Partners LLC (2)	325,000	6,175,000
Commodore Capital LP (2)	275,000	5,225,000
Marc A. Cohen (3)	5,030	95,570
Malcolm Salter (3)	1,315	24,985
Total	1,506,345	$28,620,555

(1)	Perceptive Advisors, LLC is a holder of five percent or more of our capital stock.
(2)	Participants are funds affiliated with Glenn Dubin, who is a director of our company.
(3)	Participants are directors of our company.

Series B Preferred Stock Financing

Between June and July 2020, we sold an aggregate of 142,857,142 shares of our Series B preferred stock at a purchase price of $1.05 per share for an aggregate amount of $150 million. The following table summarizes purchases of our Series B preferred stock by related persons:

Name	Shares of Series B Preferred Stock Purchased	Total Purchase Price
Entities and persons affiliated with Cobro Ventures (1)	20,952,403	$22,000,023
Entities affiliated with Perceptive Advisors (2)	19,047,619	20,000,000
DF Investment Partners LLC (3)	2,857,142	2,999,999
Bruce Downey	2,128,571	2,235,000
Commodore Capital LP (3)	1,738,095	1,825,000
Kenneth C. Anderson, M.D. (4)	285,715	300,001
Malcolm Salter	23,809	24,999
Total	47,033,354	$49,385,022

(1)

Consists of 20,952,403 shares of our Series B preferred stock purchased by Cobro Ventures Opportunity Fund, L.P. or Cobro Ventures. Each of Marc A. Cohen and Alain J. Cohen serves as a director of the company and is a manager of

Cobro Opportunity Fund GP, LLC, the general partner of Cobro Ventures. Entities and persons affiliated with Cobro Ventures collectively hold more than 5% of our voting securities.
(2)

Consists of 19,047,619 shares of our Series B preferred stock held by Perceptive Life Sciences Master Fund LTD. Entities affiliated with Perceptive Advisors collectively hold more than 5% of our voting securities.

(3)	Participants are funds affiliated with Glenn Dubin, who is a director of our company.
(4)

Consists of 142,857 shares of our Series B preferred stock purchased by Kenneth C. Anderson 2015 Irrevocable Trust dated August 10, 2015, of which Mr. Anderson, who is a director of the company, is a beneficiary and 142,857 shares of our Series B preferred stock purchased by Cynthia E. Anderson 2015 Irrevocable Trust dated August 10, 2015, of which Mr. Anderson disclaims beneficial ownership except to the extent of his pecuniary interest.

Every 8.4335 shares of Series B preferred stock automatically converted into one share of common stock upon the completion of our initial public offering on October 6, 2020.

Perceptive Credit Agreement and Warrant

In June 2020, we entered into a credit agreement and guaranty, or the Credit Agreement, with Perceptive Credit Holdings III, LP, or Perceptive Credit, an affiliate of Perceptive Advisors LLC, or Perceptive Advisors, which beneficially owns more than 5% of our common stock. The Credit Agreement provides for a $20.0 million Delayed Draw Loan Facility. In June 2020, we drew down $12.5 million of the available amount under the Credit Agreement. The loans under the Credit Agreement accrue interest at an annual rate of one Month LIBOR plus 9.50%, provided that one Month LIBOR shall never be less than 1.75%.

In connection with the entry into the Credit Agreement, we issued a warrant to purchase up to 2,857,142 shares of our Series B preferred stock at an exercise price of $1.05 per share to Perceptive Credit. Upon the closing of our initial public offering on October 6, 2020, this warrant became exercisable for 338,784 shares of our common stock at an exercise price of $8.86 per share.

Investors’ Rights Agreement

In connection with our Series B preferred stock financing, we entered into an investors’ rights agreement containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and common stock. The registration rights set forth in our investors’ rights agreement remain outstanding.

Stock Option Grants to Directors and Executive Officers

We have granted stock options to our directors and executive officers as of December 31, 2020, as more fully described in the section titled “Executive Compensation” found elsewhere in this proxy statement.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our By-laws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our By-laws also provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our By-laws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and officers, in addition to the indemnification provided for in our Certificate of Incorporation and By-laws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

Policies and Procedures for Related Party Transactions

Our Board of Directors adopted a written related person transactions policy providing that transactions with our directors, executive officers, holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration or approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 1, 2021 by:

•	each of our directors;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to be the beneficial owner of greater-than-5.0% of our common stock.

The column entitled “Percentage Beneficially Owned” is based on a total of shares of our common stock outstanding as of April 1, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2019 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of C4 Therapeutics, Inc., 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Perceptive Advisors (1)	3,158,566	7.33%
Cobro Ventures and its affiliates (2)	2,484,425	5.76%
Executive Officers and Directors:
Andrew J. Hirsch (3)	211,459	*
William T. McKee (4)	54,649	*
Adam S. Crystal, M.D., Ph.D. (5)	160,270	*
Kenneth C. Anderson, M.D. (6)	288,637	*
Alain J. Cohen (7)	4,209,375	9.76%
Marc A. Cohen (8)	4,433,090	10.28%
Bruce Downey (9)	495,160	1.15%
Glenn Dubin (10)	790,607	1.83%
Elena Prokupets Ph.D. (11)	717,065	1.66%
Malcolm Salter (12)	21,612	*
All current executive officers and directors as a group (12 persons) (13)	9,069,081	21.04%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Information herein is based solely upon a Schedule 13G filed with the SEC on February 16, 2021.
(2)

Information herein is based solely upon a Schedule 13D filed with the SEC on October 16, 2020. Marc Cohen and Alain Cohen are managers of Cobro Opportunity Fund GP, LLC, the general partner of Cobro Ventures, and may be deemed to exercise shared voting and investment power over the shares held by Cobro Ventures. They disclaim beneficial ownership of the shares held by Cobro Ventures except to the extent of their respective pecuniary interest in such shares. Marc Cohen is our director, Co-Founder, and Executive Chairman, and Alain Cohen is our director.

(3)	Consists of 211,459 shares of common stock exercisable within 60 days of April 1, 2021 underlying options held by Mr. Hirsch.
(4)	Consists of 5,263 shares of common stock held by Mr. McKee and 49,386 shares of common stock exercisable within 60 days of April 1, 2021 underlying options held by Mr. McKee.
(5)	Consists of 160,270 shares of common stock exercisable within 60 days of April 1, 2021 underlying options held by Dr. Crystal.

(6)

Consists of (i) 16,939 shares of common stock held by Kenneth C. Anderson 2015 Irrevocable Trust; (ii) 16,939 shares of common stock held by Cynthia E. Anderson 2015 Irrevocable Trust; (iii) 63,543 shares of common stock held by Kenneth C. Anderson 2016 Grantor Retained Annuity Trust; (iv) 63,543 shares of common stock held by Cynthia E. Anderson 2016 Grantor Retained Annuity Trust; (v) 81,924 shares of common stock held by Dr. Anderson; (vi) 45,038 shares of common stock held by Cynthia Anderson; and (vii) 711 shares of common stock exercisable within 60 days of April 1, 2021 underlying options held by Dr. Anderson.

(7)

Consists of (i) 1,719,332 shares of common stock held by Mr. A. Cohen as trustee of Alain J. Cohen Revocable Trust; (ii) 5,618 shares of common stock exercisable within 60 days of April 1, 2021 underlying options held by Mr. Cohen; and (iii) the shares of common stock described in note (2) above.

(8)

Consists of (i) 1,852,207 shares of common stock held by Mr. M. Cohen as trustee of Marc Andrew Cohen Revocable Trust; (ii) 5,566 shares of common stock held by Mr. Cohen; (iii) 90,892 shares of common stock exercisable within 60 days of April 1, 2021 underlying options held by Mr. Cohen; and (iv) the shares of common stock described in note (2) above.

(9)	Consists of 489,542 shares of common stock held by Mr. Downey and 5,618 shares of common stock exercisable within 60 days of April 1, 2021 underlying options held by Mr. Downey.
(10)

Consists of (i) 770,607 shares held by DF Investment Partners LLC, of which Mr. Dubin serves as a managing member and disclaims beneficial ownership except to the extent of his pecuniary interest, and (ii) 20,000 shares held by G&E Dubin Family Foundation of which Mr. Dubin disclaims beneficial ownership except to the extent of his pecuniary interest. The shares do not include shares held by Commodore Capital Master LP, a fund affiliated with Mr. Dubin, but over which he does not have voting or dispositive control.

(11)

Consists of (i) 592,873 shares of common stock held by ERP Business Holdings, L.P., an entity affiliated with Dr. Prokupets; (ii) 118,574 shares of common stock held by her spouse Marc Grenouilleau; and 5,618 shares of common stock exercisable within 60 days of April 1, 2021 underlying options held by Dr. Prokupets.

(12)	Consists of 15,994 shares of common stock held by Mr. Salter and 5,303 shares of common stock exercisable within 60 days of April 1, 2021 underlying options held by Mr. Salter.
(13)

Consists of the shares of common stock reflected in notes (3) through (11) without double counting the shares held by Cobro Ventures and its affiliates included in notes (7) and (8); and includes shares of common stock beneficially owned by Stewart Fisher, Ph.D. and Jolie M. Siegel who are executive officers but not named executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2020 by Section 16(a) under the Exchange Act, other than one Form 4 filing by Stewart Fisher reporting an exercise of a stock option for cash, which was filed in January 2021 instead of December 2020.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. We have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 and discussed them with Company management and KPMG LLP, the Company’s independent registered public accounting firm.

We have received from, and discussed with, KPMG LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board, or the PCAOB. In addition, we have received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence, and have discussed with KPMG LLP its independence from management and the Company.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements of the Company, audited by KPMG LLP, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that was filed with the SEC.

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee of the Board of Directors of C4 Therapeutics, Inc.

Malcolm Salter, Chairperson
Bruce Downey
Elena Prokupets, Ph.D.

HOUSEHOLDING

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472, Attention: Corporate Secretary, telephone: (617) 231-0700. If you want to receive separate copies of the proxy statement, or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a8 of the Exchange Act so that it is received by us no later than December 27, 2021. However, if the date of the 2022 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our By-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 annual meeting of stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 15, 2022 and no later than March 17, 2022. Stockholder proposals and the required notice should be addressed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

C4 THERAPEUTICS, INC.

490 ARSENAL WAY, SUITE 200

WATERTOWN, MA 02472

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CCCC2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D43858-P51236

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

C4 THERAPEUTICS, INC.

For    Withhold

For All

To withhold authority to vote for any individual

The Board of Directors recommends you vote FOR

the following:

All

All

Except

nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1.

To elect two Class I directors to our Board of Directors, each to serve until the 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal;

Nominees:

01) Marc A. Cohen

02) Kenneth C. Anderson

The Board of Directors recommends you vote FOR the following proposal:

2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

For      Against    Abstain

NOTE: In their discretion, the proxies are authorized to vote upon any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

C4 THERAPEUTICS, INC.

Annual Meeting of Stockholders

June 15, 2021 9:00 AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew J. Hirsch and William T. McKee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of C4 Therapeutics, Inc. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM ET on June 15, 2021, virtually at www.virtualshareholdermeeting.com/CCCC2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side